UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 16, 2005

Abatix Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-10184	75-1908110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Eastpoint Drive, Suite 500, Dallas, Texas		75227

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Item 1.01.  Entry into a Material Definitive Agreement
On May 6, 2005, the Company executed a Stipulation and Agreement of Settlement to settle the Class Action (“Class Stipulation”) now pending in the Federal District Court in the Northern District of Texas, Dallas Division (“Federal Court”).  On May 9, 2005, the Company executed a Stipulation of Compromise and Settlement to settle the Derivative Suit (“Derivative Stipulation,” and with the Class Stipulation, “Stipulations”) now pending in the District Court of Dallas County, Texas, 162nd Judicial District (“District Court”).  While the Company was prepared to vigorously defend itself and the officers and directors against the allegations, the Company agreed to settle the Class Action for $900,000 in cash and will adhere to certain corporate governance provisions to settle the Derivative Suit, so that management and its employees can concentrate their full attention on growing the business by eliminating the distraction of further protracted litigation.  In addition, the Company agreed to the Stipulations in order to eliminate the litigation risk and expense.  The settlement funds are expected to be covered by the Company’s insurance policy.  Accordingly, there are no expected charges against the Company’s earnings related to this matter.  These proposed settlements expressly provide that the Company and its officers or directors do not admit or concede any violation of law or wrongdoing of any kind.

On May 16, 2005, the District Court signed the Order Regarding Proposed Derivative Action Settlement, Settlement Hearing and Notice Thereof which allows the notification of the proposed settlement to the shareholders of record as of May 9, 2005.  In addition, August 11, 2005 was established as the date for, among other things, determining whether the proposed settlement is fair, reasonable and in the best interest of the nominal defendant, the Company, and its shareholders and whether it should be approved by the District Court.

On May 17, 2005, the Federal Court signed the Preliminary Order for Notice and Hearing in Connection with Settlement Proceedings which allows the notification of the proposed settlement to the class.  In addition, August 11, 2005 was established as the date for, among other things, determining whether the proposed settlement is fair, reasonable and adequate.

This proposed settlement is subject to (1) notification to the members of the class in the Class Action and current stockholders in the Derivative Suit and (2) final approval by the Courts.  Members of the class are defined as purchasers of Abatix common stock from 5:05 p.m. Eastern Standard Time on April 14, 2004 through and including April 30, 2004.

The information herein contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Abatix Corp.  Actual results could differ materially from those discussed herein.  Certain, but not all, factors that could contribute to such differences are, members of the Class Action opt out of the settlement offer; the Federal Court and/or the District Court do not grant final approval; insufficient insurance proceeds to fund the settlement or defense; or additional litigation.  We do not undertake any obligation to publicly update forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law or regulation.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

99.1 – Preliminary Order for Notice and Hearing in Connection with Settlement Proceedings dated May 17, 2005.
99.2 – Order Regarding Proposed Derivative Action Settlement, Settlement Hearing and Notice Thereof dated May 16, 2005.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.
Date May 20, 2005
/s/ FRANK J. CINATL, IV

Frank J. Cinatl, IV Vice President and Chief Financial Officer (Principal Accounting Officer)